UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2025

ScanTech AI Systems Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42463	93-3502562
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1735 Enterprise Drive Buford, Georgia	30518
(Address of principal executive offices)	(Zip Code)

+1 (470) 655-0886

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	STAI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 10, 2025, ScanTech AI Systems Inc. (the “Company”) received a written notice (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) indicating that the Company is not in compliance with the $1.00 minimum bid price requirement set forth in Nasdaq Listing Rule 5450(a)(1) (the “Bid Price Requirement”) for continued listing on The Nasdaq Global Market. The Nasdaq Listing Rules require listed securities to maintain a minimum bid price of $1.00 per share, and, based upon the closing bid price of the Company’s common stock for the 30 consecutive business days for the period of May 23, 2025 to July 8, 2025, the Company no longer meets this requirement. The Notice has no immediate effect on the listing of the Company’s common stock on The Nasdaq Global Market.

The Notice indicated that the Company will be provided 180 calendar days, or until January 6, 2026, in which to regain compliance. If at any time during this 180 calendar day period the closing bid price of the Company’s common stock is at least $1.00 per share for a minimum of ten consecutive business days, the Nasdaq staff (the “Staff”) stated that it will provide the Company with a written confirmation of compliance and the matter will be closed. However, under Nasdaq Listing Rule 5810(c)(3)(A), the Staff may exercise its discretion to extend this ten day period as discussed in Rule 5810(c)(3)(H).

Alternatively, if the Company fails to regain compliance with the Bid Price Requirement prior to the expiration of the initial 180 calendar day period, the Company may be eligible for an additional time, provided that the Company (i) submits an application to transfer its listing to The Nasdaq Capital Market and pays the associated fee, (ii) meets the continued listing requirement for market value of publicly held shares and all other initial listing standards (except for the Bid Price Requirement), and (iii) provides written notice to Nasdaq of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary. In the event the Company does not regain compliance with the Bid Price Requirement prior to the expiration of the initial 180 calendar day period, and if the Staff concludes that the Company will not be able to cure the deficiency, or should the Company determine not to submit a transfer application or make the required representation, the Staff stated that it will provide the Company with notice that its securities will be subject to delisting. At that time, the Company may appeal the delisting determination to a Hearings Panel.

The Company intends to actively monitor the closing bid price of its common stock and is considering its options to regain compliance with the Bid Price Requirement. There can be no assurance that the Company will be able to regain compliance with the Bid Price Requirement.

Item 8.01.	Other Events.

On July 15, 2025, the Company issued a press release announcing its receipt of the Notice from Nasdaq. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated July 15, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 15, 2025	SCANTECH AI SYSTEMS INC.

	By:	/s/ Dolan Falconer
	Name:	Dolan Falconer
	Title:	Chief Executive Officer